Exhibit 16.1

October 18, 2007

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Viaspace Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 18, 2007, and we agree with such statements concerning our firm.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California